As filed with the Securities and Exchange Commission on November 27, 1995
                                           Registration No. 33-



                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549




                             FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            MICROCOM, INC.
      (Exact name of registrant as specified in its charter)




     Massachusetts                             No. 04-2710644
     (State or other                           (IRS Employer
     jurisdiction of                          Identification No.)
    incorporation or
       organization)

                      500 River Ridge Drive
                Norwood, Massachusetts 02062-5028
                          (617) 551-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                         Roland D. Pampel
              President and Chief Executive Officer
                          MICROCOM, INC.
                      500 River Ridge Drive
                Norwood, Massachusetts 02062-5028
                          (617) 551-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             Copy to:
                     WILLIAM C. ROGERS, ESQ.
                      Choate, Hall & Stewart
                          Exchange Place
                         53 State Street
                   Boston, Massachusetts 02109
                          (617) 248-5000

 Approximate date of commencement of proposed sale to the public:
  From time to time or at one time after effective date of this
                     Registration Statement.

       If the  only securities  being registered  on this
Form  are   being  offered  pursuant  to   dividend  or  interest
reinvestment plans, check the following box.  /  /

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / / ______________

       If this  Form is a post-effective  amendment filed
pursuant  to a Rule 462(c)  under the  Securities Act,  check the following box and list  the Securities Act registration statement number of  the earlier  effective registration statement  for the
same offering.    /  /  __________________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /




                      CALCULATION OF REGISTRATION FEE



                                  Proposed       Proposed
Title of Each                     Maximum        Maximum
  Class of                        Offering       Aggregate      Amount of
Securities to   Amount to be      Price Per      Offering      Registration
be Registered    Registered       Unit(1)        Price(1)          Fee
_____________   ____________     __________      __________    _____________

Common Stock,
par value $.01     308,469         $23.9375     $7,383,976.69    $2,546.20
 per share          shares

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of Microcom, Inc. Common Stock as reported on the Nasdaq National Market on November 17, 1995.


            The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



PROSPECTUS             SUBJECT TO COMPLETION

                          308,469 Shares

                          MICROCOM, INC.

                          Common Stock

               The Prospectus relates to the resale of up to 308,469 shares (the "Shares") of Common Stock, $.01 par value per share, of Microcom, Inc. (the "Company" or "Microcom") held by certain shareholders of the Company (the "Selling Shareholders").
                      _____________________

               THE COMMON  STOCK OFFERED  HEREBY INVOLVES  A HIGH
DEGREE OF RISK.  FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD
BE  CONSIDERED   IN  CONNECTION   WITH  THE  PURCHASE   OF  THESE
SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE 5.
                      _____________________

               It is anticipated that the 266,429 Shares held by The Parthenon Group, Inc. ("Parthenon"), one of the Selling Shareholders, will be distributed to certain of Parthenon's current and former employees as soon as practicable after the date of this Prospectus as compensation for employment services rendered. The Selling Shareholders and their agents, donees, distributees, pledgees and other successors in interest may offer and sell the remainder of the Shares from time to time in one or more transactions on The Nasdaq Stock Market, or otherwise, at market prices then prevailing or in negotiated transactions. The Shares may also be sold pursuant to option, hedging or other transactions with broker-dealers. The Shares may also be offered in one or more underwritten offerings. The underwriters in an underwritten offering, if any, and the terms and conditions of any such offering will be described in a supplement to this Prospectus. See "Selling Shareholders" and "Plan of Distribution."

               The Company  will not receive any  of the proceeds
from the sale  of the Shares  by the  Selling Shareholders.   See
"Use of Proceeds".

               The Common Stock of the Company is traded on the National Market of The Nasdaq Stock Market (the "Nasdaq National Market") under the symbol "MNPI". On November ___, 1995, the last reported sale price of Common Stock on the Nasdaq National Market was $___ per share.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
          COMMISSION OR ANY STATE SECURITIES COMMISSION
             PASSED UPON THE ACCURACY OR ADEQUACY OF
             THIS PROSPECTUS.  ANY REPRESENTATION TO
               THE CONTRARY IS A CRIMINAL OFFENSE.
                       ___________________

        The date of this Prospectus is November __, 1995.


                      AVAILABLE INFORMATION

               The  Company  is  subject  to   the  informational
requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is traded on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company also may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

               The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed therewith. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to such Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed by the Company with the Commission (File No. 0-14805) are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995; (2) the Company's interim reports on Form 10-Q for the fiscal quarters ended June 30, 1995 and September 30, 1995; and (3) the Company's Registration

Statement on Form  8-A filed  on April 28,  1987 registering  the
Company's Common Stock under Section 12(g) of the Exchange Act.

               All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered, upon a written request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to the Chief Financial Officer of the Company, 500 River Ridge Drive, Norwood, Massachusetts 02062-5028, Telephone: (617) 551-1000.

                           THE COMPANY

               The Company is a leading provider of remote network access solutions. The Company's products enable users to access and communicate with on-line computer networks, such as the Internet, America Online, CompuServe and Prodigy, and corporate networks from remote locations. Microcom provides its customers with remote network access management and security capabilities, and high quality, reliable products that are easy to install and use.

               The Company was founded in 1980 as a developer of data communications software, high performance modems and related technologies. In the early 1990s, the Company responded to changes in the data communications industry by undertaking a series of strategic initiatives and restructurings designed to reposition the Company to address the needs of the emerging remote network access markets. These initiatives included the development of products with remote network access functionality, divestitures of non-core products, a restructuring of the worldwide sales organization, the hiring of a new Chief Executive Officer and the acquisition of Integrated Services Digital Network (ISDN) product technologies. By implementing these initiatives and by leveraging its technology and expertise, the Company has developed a broad range of remote network access products for central site network managers and remote users. The Company believes that its recent results of operations reflect the ongoing implementation of these initiatives.

               Microcom's products serve both central site network managers and individual remote users. Products designed for the central site include the High Density Management System
(HDMS) -- a dial-up access management system; and LANexpress -- remote local area network (LAN) access systems which include expressWATCH, a comprehensive remote network access management solution. Products designed for the individual remote user include high performance V.34 (28.8 Kbps) PCMCIA, desktop and other modems; Carbon Copy remote control/remote PC access software; LANexpress Remote client software, a remote node and remote control LAN access product; and ISDN terminal adapters.

               The Company's  customers include (i)  Internet and
on-line service network access providers, such as Sprint Corporation, (ii) "Corporate 2000" companies such as American Airlines, Inc., Blockbuster Entertainment Corporation, NYNEX
Corporation and State Farm Insurance Company, (iii) large international corporations, (iv) governmental agencies and universities and (v) individual remote users seeking to access the Internet, on-line services and corporate networks. The Company distributes its products through direct sales and multiple indirect channels, including value added resellers
(VARs), distributors and original equipment manufacturers (OEMs) in the United States and international markets.

               Microcom's strategy is to continue to be a leading
provider of remote network access solutions  and to capitalize on
the emerging trends  in this market.   The key components of  the
Company's strategy are as follows:

            Continue Focus on Remote Network Access Market by developing new products and enhancements to existing products to meet or exceed the evolving requirements of both the central site network manager and the remote user.

            Maintain Technology Leadership by investing in research and development to enhance existing products, develop new products, and respond to emerging technologies in a cost effective and timely manner.

            Leverage Existing Customer Base by aggressively marketing new products and enhancements to existing customers and utilizing this installed base as references for new customers, particularly telecommunications companies.

            Develop and Expand Strategic Relationships with telecommunications companies, equipment providers, OEMs and software vendors to enhance the Company's product development activities and leverage shared technologies and joint marketing efforts.

            Expand  Worldwide  Distribution  to  develop  further
            demand  for  remote   network  access  products  both
            domestically and internationally.

               MICROCOM, the Microcom logo, MNP and TravelPorte are registered trademarks of the Company and Advanced Parallel Technology, APT, Carbon Copy, DeskPorte, DeskPorte FAST, expressWATCH, High Density Management System, HDMS, Intelligent Network Controller, INC, LANexpress, Microcom Networking Protocol and TravelPorte FAST are trademarks of the Company. This Prospectus and the documents incorporated by reference herein also include trade names and trademarks of companies other than Microcom.

               The  Company's  principal  executive  offices  are
located  at   500  River  Ridge  Drive,   Norwood,  Massachusetts
02062-5028, and its telephone number is (617) 551-1000.

                           RISK FACTORS

               In addition to the other information contained in this Prospectus and in the documents incorporated herein by reference (see "Incorporation of Certain Documents by Reference" above), the following factors should be considered carefully in evaluating an investment in the Common Stock.

New Product Development and Rapid Technological Change

               The market for Microcom's products is characterized by rapidly changing technology, evolving industry standards and frequent introductions of new products and enhancements. Microcom's future success will depend in part on its ability to enhance its existing products and to introduce new products on a timely basis to meet and adapt to changing customer requirements, evolving industry standards and emerging technologies. There can be no assurance that Microcom will be successful in developing, manufacturing and marketing new products or product enhancements that respond to technological changes or evolving industry standards, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products or that its new products will adequately meet the requirements of the marketplace and achieve market acceptance. If the Company is unable, for technological or other reasons, to develop new products or enhancements of existing products in a timely manner in response to changing market conditions or customer requirements, the Company's business, results of operations and financial condition would be materially and adversely affected. In addition, there can be no assurance that services, products or technologies developed by others will not render Microcom's products or technologies uncompetitive or obsolete. The introduction of new or enhanced products also requires the Company to manage the transition from older products in order to minimize disruption in customer ordering patterns, avoid excessive levels of older product inventories and ensure that adequate supplies of new products can be delivered to meet customer demand. There can be no assurance that the Company will successfully manage the transition to new products. The failure to manage any such transition successfully could have a material adverse effect on the Company's business, results of operations and financial condition.

Highly Competitive Environment

               The market for  remote network access products  is
highly competitive. In the central site remote network access market, the Company competes with remote LAN access server vendors such as Shiva Corporation, Digital Communications Associates, Inc., Novell, Inc. and 3Com Corporation and vendors of dial-up access management systems such as U.S. Robotics Corporation, Primary Access Corporation (recently acquired by 3Com Corporation) and Motorola, Inc. The Company also faces increasing competition from operating system (OS) and network operating system (NOS) vendors such as Microsoft Corporation, Novell, Inc. and International Business Machines Corporation who are including remote access capabilities in their products. In the remote site personal computer (PC) communications software market, the Company competes with a number of providers of remote control, file transfer and remote LAN access software, including Symantec Corporation, Stac Electronics, Inc. and Shiva Corporation. The Company's remote site modems compete with those of U.S. Robotics Corporation, Hayes Microcomputer Products, Inc. and Practical Peripherals, Inc. Increased competition could result in price reductions and loss of market share which would materially and adversely affect Microcom's business, results of operations and financial condition. The Company believes that its ability to compete successfully depends on a number of factors, including price, product features, product quality, performance and reliability, name recognition, international certification, experienced sales, marketing and service organizations, development of new products and enhancements, evolving industry standards and announcements by competitors. Many of Microcom's current and potential competitors have significantly greater financial, marketing, technical and other resources than Microcom. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products than the

Company. The Company also expects competition to increase as a result of industry consolidations. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to address the remote network access needs of the Company's prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. There can be no assurance that Microcom will be able to continue to compete successfully with existing or new competitors or that competitive pressures faced by the Company would not materially and adversely affect its business, results of operations or financial condition.

Sales to Telecommunications Carriers; Customer Concentration

               As  part  of  its  sales  and  marketing strategy,
Microcom is seeking to increase the sales of its central site remote network access products to telecommunications carriers and affiliated entities. These entities usually have long purchasing cycles and extensive vendor qualification requirements. Accordingly, sales efforts to such entities typically require significant investments of time and resources with no assurance that such efforts will be successful. Sales by Microcom to Sprint Corporation ("Sprint") accounted for 13% and 24% of net sales in fiscal 1994 and 1995, respectively, and 15% in the first six months of fiscal 1996. Sprint is not obligated to make any minimum level of future purchases from the Company or to provide the Company with binding forecasts of product purchases for any future period. While the Company expects that Sprint will continue to be a significant customer, the Company anticipates that net sales to Sprint in fiscal 1996 will be significantly less than in fiscal 1995. Although the Company has recently established a relationship with another major telecommunications carrier, there can be no assurance that the Company will make any significant sales to such carrier or that sales to it and other telecommunications carriers will offset any decline in sales to Sprint. The failure to achieve and maintain significant sales to telecommunications carriers or to offset any decline in sales to Sprint would have a material adverse effect on the Company's business, results of operations and financial condition.

Fluctuations in Quarterly Results

               Microcom's   quarterly   operating  results   have
fluctuated   significantly  in   the  past   and  may   fluctuate
significantly in the future. Such fluctuations may result in volatility in the price of the Company's Common Stock. Quarterly revenues and operating results may fluctuate as a result of a variety of factors including the timing of significant orders, the timing of product enhancements and new product introductions by Microcom and its competitors, the pricing of the Company's products, changes in product mix, changes in customers' budgets, competitive conditions, the proportion of international sales to total net sales, the proportion of sales made pursuant to the
Company's various distribution channels and general economic conditions. The Company has historically operated with limited backlog because its products are shipped shortly after orders are received. The Company has often recognized a substantial portion of its net sales in the last month of the quarter. As a result, net sales in any quarter are substantially dependent on orders booked and shipped in the last month of a quarter. A small variation in the timing of orders is likely to adversely and disproportionately affect the Company's results of operations as the Company's expense levels are based, in part, on its expectations as to future net sales and only a small portion of the Company's expenses vary with its net sales. Moreover, Microcom's net sales may fluctuate based on the level of inventories of the Company's products maintained by the Company's resellers in any particular quarter. Accordingly, the Company believes that period to period comparisons of results of operations are not necessarily meaningful and should not be relied upon as indicative of future performance. Although the Company's net sales have increased and the Company has been profitable in recent quarterly periods, there can be no assurance that the Company's net sales will increase in future quarters or that the Company will remain profitable on a quarterly basis, if at all. Due to the foregoing factors, it is possible that in some future quarters the Company's results of operations will be below the expectations of public market analysts and investors. In such event, the price of the Company's Common Stock would be materially and adversely affected.

Limited History of Profitable Operations

               Although the Company's net income was $5,761,000, in fiscal 1995 and $5,203,000 in the first six months of fiscal 1996, the Company incurred net losses of $10,913,000 and $10,694,000 for fiscal 1994 and 1993, respectively, which net losses included restructuring and other costs of $7,875,000 and $4,268,000 in those years, respectively. At September 30, 1995, the Company had an accumulated deficit of $16,386,000. There can be no assurance that the net sales and net income growth Microcom has experienced in recent quarters can be sustained or that in the future Microcom will be profitable and not incur additional restructuring charges.

Dependence on Suppliers and Subcontractors

               The Company is dependent on a small number of subcontractors for the manufacture and assembly of all of its remote network access products. In the event that any of these subcontractors were to become unable or unwilling to manufacture Microcom's products in required volumes, Microcom would have to identify and qualify additional subcontractors. The identification and qualification process could be lengthy and no assurances can be given that any replacement subcontractors will be available to the Company on a timely basis. The failure to identify and qualify replacement subcontractors on a timely basis would have a material and adverse effect on the Company's business, results of operations and financial condition. In addition, certain components used in the Company's products are only available from a single supplier or a limited number of suppliers. Components for the Company's products which are only available from a single supplier include certain semiconductor components used in the Company's modems sourced from Rockwell International Corporation ("Rockwell") and the power supply component obtained from TDK for the Company's PCMCIA modem. It was recently reported that Rockwell would be required to allocate among its customers, including Microcom, the supply of a certain component incorporated into V.34 modems. This component is included in the Company's HDMS, LANexpress and modem products. If Rockwell is unable to supply sufficient quantities of this component to the Company on a timely basis, it would cause a delay in Microcom's product shipments and such delay would have a material adverse effect on the Company's business, results of operations and financial condition. The Company believes, however, that it will be able to obtain from Rockwell sufficient quantities of the component to satisfy its anticipated requirements. The Company generally purchases single or limited source components pursuant to purchase orders and has no guaranteed supply arrangements with its suppliers. Further, the availability of many of these components is dependent in part on the Company's ability to provide its suppliers with accurate forecasts of its future requirements. A reduction or interruption in supply of these components could result in delays or reductions in product shipments which would materially and adversely affect the Company's business, results of operations and financial condition and could damage customer relationships. The Company may also be subject to increases in component costs, which could also have a material adverse effect on the Company's business, results of operations or financial condition.

Dependence on Proprietary Technology

               The Company's  success and  ability to compete  is
dependent in part upon its ability to protect its proprietary technology. The Company relies on a combination of patent, copyright and trade secret laws and non-disclosure agreements to protect its proprietary technology. The Company currently holds fourteen United States patents, three of them involving ISDN technology, and has five United States patent applications and two foreign patent applications pending in a number of jurisdictions. There can be no assurance that patents will be issued with respect to pending or future patent applications or that the Company's patents will be upheld as valid or will prevent the development of competitive products. The Company's

United States patents expire between 2004 and 2011. The Company has not sought foreign patents for some of its technologies, including technologies which have been patented in the United States, which may adversely effect the Company's ability to protect its technologies and products in foreign countries. The Company generally enters into confidentiality or license agreements with its employees, distributors, customers and potential customers and limits access to and distribution of its software, documentation and other proprietary information. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of its technology or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. The Company is also subject to the risk of adverse claims and litigation alleging infringement of the proprietary rights of others. From time to time the Company has received claims of infringement of other parties' proprietary rights. In addition, the Company periodically reviews recent patents that have been issued to third parties. As a result of such reviews, the Company has from time to time identified and investigated the validity and scope of issued patents for technologies similar to, or related to, the Company's technologies. Although the Company believes that it does not infringe the valid patents of others, there can be no assurance that third parties will not assert infringement claims in the future with respect to the Company's current or future products or that any such claims will not require the Company to enter into license arrangements or result in protracted and costly litigation, regardless of the merits of such claims. No assurance can be given that any necessary licenses will be available or that, if available, such licenses can be obtained on commercially reasonable terms. The failure to obtain such royalty or licensing agreements on a timely basis would have a material adverse effect upon the Company's business, results of operations and financial conditions.

Risks Associated with International Operations

               The Company expects that sales outside North America, which accounted for approximately 28% of net sales in fiscal 1995 and 38% in the first six months of fiscal 1996, will continue to represent a significant portion of its total net sales. In addition, the Company uses subcontractors in China, Malaysia, Singapore and Hong Kong to manufacture a substantial portion of its products and obtains certain components from foreign suppliers. Sales to customers outside the United States and reliance on foreign manufacturers and suppliers involve a number of risks, including unexpected changes in regulatory requirements and tariffs, difficulties enforcing agreements and collecting receivables, longer payment cycles, exchange rate fluctuations, difficulties enforcing intellectual property rights, difficulties obtaining export licenses, the imposition of withholding or other taxes, embargoes or exchange controls or the adoption of other restrictions on foreign trade.

Reliance on Remote Network Access Market

               Microcom currently devotes virtually all of its research and development, manufacturing, marketing and sales resources to service the remote network access market. The Company's future financial performance will depend in large part on continued growth in the remote network access market, which in turn will depend in part on the growth in the number of organizations utilizing remote network access products and the number of applications developed for use with those products. There can be no assurance that this market will continue to grow or that the Company will be able to respond effectively to the evolving requirements of this market. If this market fails to grow or grows more slowly than the Company currently anticipates, the Company's business, results of operations and financial condition would be materially and adversely affected.

Reliance on Indirect Distribution Channels

               Sales through indirect distribution channels accounted for approximately 69% of the Company's net sales in fiscal 1995 and 60% in the first six months of fiscal 1996. The Company's agreements with VARs, distributors and OEMs are typically non-exclusive and in many cases may be terminated by either party without cause, and many of the Company's VARs, distributors and OEMs carry competing product lines. Therefore, there can be no assurance that any VAR, distributor or OEM will continue to represent the Company's products and the loss of important VARs, distributors or OEMs could adversely affect the Company's business, results of operations and financial condition.

Dependence on Personnel

               Microcom believes that its future success will depend in large part upon its ability to attract and retain highly skilled engineering, managerial, sales, marketing and product development personnel. Except with respect to the President and Chief Executive Officer, the Company does not have employment contracts with its key personnel and does not maintain any key person life insurance policies. Competition for such personnel is intense, especially in the areas of engineering and sales and marketing. The loss of key management or technical personnel could materially and adversely affect the Company's business, results of operations and financial condition, and there can be no assurance that Microcom will be able to attract and retain the personnel required to engineer, manage, market or develop its products and conduct its operations successfully.

Management of Growth

               Microcom has recently experienced rapid growth which has placed, and could continue to place, a significant strain on the Company's management and operations. If Microcom's management is unable to manage future growth effectively, Microcom's business, results of operations and financial condition could be materially and adversely affected.

Potential Volatility of Stock Price

               The market price of the Company's Common Stock has
been, and could be, subject to wide fluctuations in response to, among other things, quarterly fluctuations in operating results, adverse circumstances affecting the introduction or market acceptance of new products or enhancements offered by the
Company, announcements of new products or enhancements by competitors, changes in earnings estimates by analysts, changes in accounting principles, sales of Common Stock by existing holders, loss of key personnel and market conditions in the industry, shortages of key components as well as general economic conditions. In addition, stock prices for many technology companies, including the Company, have experienced significant volatility for reasons unrelated to operating results. These fluctuations may adversely affect the market price of the Company's Common Stock.

Potential Adverse Effects of Anti-Takeover Provisions

               The Company's Restated Articles of Organization and By-laws contain provisions that may make it more difficult for a third party to acquire, or discourage acquisition bids for, a majority of the outstanding Common Stock of the Company. These provisions include the classification of the Company's Board of Directors and super-majority voting requirements to remove directors and to amend the provisions relating to the classification of the Board of Directors and the removal of directors. In addition, the Company's Restated Articles of Organization prohibit a holder of 10% or more of the Common Stock from engaging in certain transactions with the Company, including a merger or sale of stock or assets, without the approval of the holders of at least 80% of the Common Stock. These provisions could delay or make more difficult a merger, tender offer or proxy contest involving the Company, and may limit or reduce the price that investors might be willing to pay in the future for shares of the Company's Common Stock.

                         USE OF PROCEEDS

               The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

                       SELLING SHAREHOLDERS

               Set forth below, with respect to each Selling Shareholder, is the number of shares of Common Stock beneficially owned on November 21, 1995, the number of Shares offered pursuant to this Prospectus and the number of shares to be owned after completion of the offering (assuming the sale of all the Shares offered hereunder).


                              Total Number of    Number of
                              Shares Owned on  Shares to be   Number of Shares
                                 November 21,    Offered or  to be Owned After
 Name                              1995            Sold       the Offering (1)
______                        ________________ _____________ _________________

 The Parthenon Group, Inc.        311,429       266,429(2)         45,000
 Walter Y.C. Chang & Sylvia        21,256        21,256(3)              0
   S.W. Chang
 Sinn Tai Chinn & Sylvia S.W.       2,682         2,682(3)              0
   Chang
 David Y. Chin & Pauline C.         4,930         4,930(3)              0
   Chin
 Robert G. Segel                      308           308(3)              0
 Joanne S. Chertok                    304           154(3)            150
 Walter C.J. Pang &  Carol L.       2,533         2,033(3)            500
   Pang
 Jimin Ling & Hanna S.H. Ling       1,479         1,479(3)              0
 Clarence S. Chinn & Agatha Y.      1,788         1,788(3)              0
   Chinn
 Franklin K.S. Leong & Darlene      1,448         1,448(3)              0
   D. Leong
 Kwock Y. Leong                     1,448         1,448(3)              0
 Gerald W.S. Ching & Gladys           616           616(3)              0
 K.S. Ching
 James J.L. Fitzgerald & Ida M.       616           616(3)              0
   Fitzgerald
 Leor Zolman & Lisa Zolman            771           771(3)              0
 William M.H. Dung & Daisy P.       1,685         1,685(3)              0
   Dung
 Steven G. Finn                       826           826(3)              0
 _________________________

 (1) Assumes that the respective Selling Shareholders will each sell all of the Shares registered hereunder. Each
      Selling Shareholder may sell all or any part of his, her or its Shares pursuant to this Prospectus.

 (2) Such Shares were acquired by Parthenon, a management and consulting company of which John C. Rutherford, a director of the Company, is a managing director and fifty percent shareholder, as compensation for various consulting services rendered to the Company.

 (3)  Such Shares were issued by the Company to such Selling
      Stockholders in exchange for their shares of preferred stock of Extension Technology Corp., a Delaware corporation ("Extension"), on January 5, 1995 in connection with the merger of Extension with and into a wholly-owned subsidiary of the Company.


                           PLAN OF DISTRIBUTION

        Parthenon has advised the Company that it intends to distribute the 266,429 of its Shares covered by this Prospectus to certain of its current and former employees (approximately 62 persons total) as compensation for employment services rendered as soon as practicable after the date of this Prospectus. The remaining Shares, and any of the Shares which may not be distributed by Parthenon as described in the preceding sentence, will be distributed as described below.

        The  Selling   Shareholders  and  their  agents,   donees,
distributees, pledgees and other successors in interest may, from time to time, offer for sale and sell or distribute the Shares to be offered by them hereby (a) in transactions executed on the Nasdaq National Market, or any securities exchange on which the shares may be traded, through registered broker-dealers (who may act as principals, pledgees or agents) pursuant to unsolicited orders or offers to buy, (b) in negotiated transactions, or (c) through other means. The Shares may be sold from time to time in one or more transactions at market prices prevailing at the time of sale or a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated
prices.     Such  prices  will  be   determined  by  the  Selling
Shareholders or by agreement between the Selling Shareholders and their underwriters, dealers, brokers or agents. The Shares may
also  be  offered in  one or  more  underwritten offerings.   The
underwriters in an underwritten offering, if any, and the terms and conditions of any such offering will be described in a supplement to this Prospectus.

        In  connection   with  distribution  of  the  Shares,  the
Selling Shareholders may enter into hedging or other option transactions with broker-dealers in connection with which, among other things, such broker-dealers may engage in short sales of the Shares pursuant to this Prospectus in the course of hedging the positions they may assume with one or more of the Selling
Shareholders.   The  Selling  Shareholders may  also sell  Shares
short pursuant to this Prospectus and deliver the Shares to close
out  such short  positions.   The  Selling Shareholders  may also
enter into option or other transactions with broker-dealers which may result in the delivery of Shares to such broker-dealers who
may  sell such Shares pursuant  to this Prospectus.   The Selling
Shareholders may also pledge the Shares to a broker-dealer and upon default the broker-dealer may effect the sales of the pledged Shares pursuant to this Prospectus.

        The  distribution   of   the   Shares   by   the   Selling
Shareholders is not subject to any underwriting agreement. Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Shareholders and/or purchasers of Shares, for whom they may act. Such discounts, concessions, commissions or fees will not exceed those customary for the type of transactions
involved.   In addition,  the Selling  Shareholders and  any such
underwriters, dealers, brokers or agents that participate in the distribution of Shares may be deemed to be underwriters under the Securities Act, and any profits on the sale of Shares by them and
any discounts,   commissions  or concessions  received by any  of
such  persons may  be  deemed to  be  underwriting discounts  and
commissions  under  the  Securities  Act.    Those   who  act  as
underwriter, broker, dealer or agent in connection with the sale of the Shares will be selected by the Selling Shareholders and may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business.

        The aggregate proceeds to the Selling Shareholders from the sale of the Shares offered by the Selling Shareholders hereby will be the purchase price of such Shares less any broker s commissions.

        In  order to comply  with the  securities laws  of certain
states,  if  applicable,   the  Shares  will  be   sold  in  such
jurisdiction only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration of qualification requirement is available and is complied with.

        The Selling Shareholders and any broker-dealer, agent or underwriter that participates with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any
commissions   received   by   such  broker-dealers,   agents   or
underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares offered hereby may not simultaneously engage in market making activities with respect to the Shares for a period of two business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-2, 10b-5, 10b-6 and 10b-7, which provisions may limit the timing of sales of the Shares by the Selling Shareholders.

        There is no assurance that the Selling Shareholders will sell any or all of the Shares described herein and may transfer, devise or gift such securities by other means not described
herein.   The  Company is  permitted to suspend  the use  of this
Prospectus in connection with sales of the Shares by holders during certain periods of time under certain circumstances relating to pending corporate developments and public filings
with the Commission  and similar events.   Expenses of  preparing
and   filing  the   registration  statement   all  post-effective
amendments will be borne by the Company.

              INTERESTS OF NAMED EXPERTS AND COUNSEL

        The legality of the Common Stock offered hereby is being passed upon for the Company by Choate, Hall & Stewart, Boston,
Massachusetts.   William C. Rogers,  a partner of  Choate, Hall &
Stewart,  is the  Clerk  of the  Company.

               No   dealer,  salesman  or
          any  other   person  has   been
          authorized    to    give    any
          information  or  to  make   any
            representations  not  contained
          in  this  Prospectus,  and,  if
          given     or     made,     such
            information or  representations
            must  not  be  relied  upon  as
          having been  authorized by  the
          Company   or    any   of    the
          Underwriters.  This  Prospectus
          does  not constitute  an  offer
          of  any securities  other  than
          those  to  which it  relates or
          an   offer   to  sell,   or   a
            solicitation  of  an  offer  to
          buy,  to  any  person  in   any
          jurisdiction   where   such  an
          offer or solicitation would  be
          unlawful.        Neither    the
          delivery   of  this  Prospectus
          nor any  sale hereunder  shall,
          under    any     circumstances,
          create   any  implication  that
          the    information    contained
          herein  is  correct as  of  any
          time  subsequent  to  the  date
          hereof.




                    TABLE OF CONTENTS

                                     Page

          Available Information . . .   2
          Incorporation of Certain
            Documents by Reference  .   2
          The Company . . . . . . . .   3
          Risk Factors  . . . . . . .   5
          Use of Proceeds . . . . . .  13
          Selling Shareholders  . . .  14
          Plan of Distribution  . . .  15
          Interests of Named Experts
           and Counsel  . . . . . . .  17












              ____________________

                 308,469 SHARES

                 MICROCOM, INC.

                 COMMON STOCK

             _____________________

                   PROSPECTUS

               NOVEMBER__, 1995

             ______________________










































                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by the registrant in connection with the distribution of the securities being registered hereunder. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

                Securities and Exchange Commission
                 Registration Fee . . . . . . . . . . . . $ 2,546
                Legal Fees and Expenses . . . . . . . . .  15,000
                Accountants' Fees and Expenses  . . . . .   2,500

                      Total   . . . . . . . . . . . . . . $20,046

Item 15.  Indemnification of Directors and Officers

     Article   6  of  the   Registrant's  Restated   Articles  of
Organization provides as follows:

     No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 and 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which director derived an improper personal benefit.

     The provisions of this Article shall not eliminate or limit the liability of a director of this corporation for any act or omission occurring prior to the date on which this Article became effective. No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a director of this corporation under this Article for acts or omissions occurring while this Article is in effect.

     Article  VII  of  the   Registrant's  By-Laws,  as  amended,
provides as follows:

     The corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a Director or officer of the corporation, or at its request as a Director, Trustee, Officer, Employee or other Agent of any organization in which the corporation owns shares or of which it is a creditor, against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or settlement or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding or investigation (internal or external), whether civil or criminal, in which he may be involved or with which he may be threatened, while serving or thereafter, by reason of his being or having been such a Director, Officer, Trustee, Employee or Agent, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

     Expenses including counsel fees, reasonably incurred by any such Director, Officer, Trustee, Employee or Agent in connection with the defense or disposition of any such action, suit or other proceeding or investigation may be paid from time to time by the corporation in advance of the final disposition thereof with respect to such individual upon receipt of an undertaking by such individual to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section.

     Any indemnification or advance pursuant to this Article shall be made no later than forty-five (45) days after receipt of the written request of such Director, Officer, Trustee, Employee or Agent, unless a determination is made within said forty-five
(45) day period by (i) the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or other proceeding or investigation, or (ii) independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable), that such individual has not met the relevant standards for indemnification set forth in this Article.

     The right to indemnification or advances as provided by this Article shall be enforceable by such Director, Officer, Trustee, Employee or Agent in any court of competent jurisdiction. The burden of proving that indemnification or advances are not appropriate shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action, suit or other proceeding or investigation that indemnification or advances are proper in the circumstances because such individual has bet the applicable standard of conduct, or an actual determination by the corporation (including its Board of Directors, or independent legal counsel) that such individual has not met such applicable standard of conduct, shall be a defense to the action, suit or other proceeding or investigation or create a presumption that such individual has not met the applicable standard of conduct.

The  expenses of  such  Director, Officer,  Trustee, Employee  or
Agent incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, shall also be indemnified by the corporation.

     The indemnification provided by this Article shall be deemed to be a contract between each Director, Trustee, Officer, Employee or other Agent of the corporation and the corporation while such individual serves the corporation, and shall not be diminished by any subsequent repeal or modification of this Article.

     The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Director, Officer, Trustee, Employee or Agent may be entitled. Nothing contained in this Article shall affect any rights to indemnification to which corporate personnel other than such Directors, Officers, Trustees, Employees or Agents may be
entitled by contract or otherwise under law. As used in this Article, the terms "Director", "Officer", "Trustee", "Employee" and "Agent" include their respective heirs, executors and administrators, and an "interested" Director, Officer, Trustee, Employee or Agent is one against whom in such capacity the proceedings in question or other proceedings on the same or similar grounds is then pending.

     This  Article may be amended only by the affirmative vote of
the   stockholders,   provided   that   any   reduction  in   the
indemnification provided by this Article shall be prospective in effect.

Item 16.  Exhibits

*    4.1  Article 6  of Restated Articles of  Organization of the
          Registrant.
**   4.2  Articles III and VIII of By-Laws of the  Registrant, as
          amended.
* 4.3 Registration Rights Agreement dated as of December 30, 1994 by and between the Registrant and Extension Technology Corp.
     5.1 Opinion of Choate, Hall & Stewart as to validity of shares being registered and Consent.
     23.1 Consent of Arthur Anderson LLP.
     23.2 Consent of Choate, Hall  & Stewart (included in Exhibit
          5.1).
     25.1 Power of Attorney (part of Signature Page).
_________________________

* Filed as an exhibit to the registrant's Registration Statement on Form S-3 (No. 33-59471)
**   Filed  as   an  exhibit  to  the  registrant's  Registration
Statement on Form S-1 (No. 33-28399)


Item 17.  Undertakings

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
   Statement:

          (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)     To   remove  from   registration  by   means  of   a
   post-effective   amendment   any   of   the  securities   being
   registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with any of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwood, The Commonwealth of Massachusetts, on the 17th day of November, 1995.

                              MICROCOM, INC.


                              By:/s/  Roland D. Pampel
                              Roland D. Pampel
                              President and Chief Executive Officer

                        POWER OF ATTORNEY

     We, the undersigned officers and directors of Microcom, Inc., hereby severally constitute and appoint Roland D. Pampel, Peter J. Minihane, William C. Rogers and Robert V. Jahrling, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-
effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Microcom, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on November 17, 1995 by the following persons in the capacities indicated.

          Signature                     Capacity


/s/ Roland D. Pampel                    President, Chief Executive
Roland D. Pampel                        Officer and Director (Principal
                                        Executive Officer)


/s/ Peter J. Minihane                   Executive Vice President,
Peter J. Minihane                       Chief Financial Officer and
                                        Treasurer (Principal Financial
                                        Officer and Principal Accounting
                                        Officer)

/s/ James M. Dow                        Chairman of the Board
James M. Dow


/s/ Donald G. Kennedy                   Director
Donald G. Kennedy


/s/ John C. Rutherford                  Director
John C. Rutherford


/s/ Michael I. Schneider                Director
Michael I. Schneider

                       Index to Exhibits

Exhibit Number

*   4.1   Article 6  of Restated Articles of  Organization of the
          Registrant.
**  4.2   Articles III and  VIII of By-Laws of the Registrant, as
          amended.
* 4.3 Registration Rights Agreement dated as of December 30, 1994 by and between the Registrant and Extension Technology Corp.
    5.1 Opinion of Choate, Hall & Stewart as to validity of shares being registered and Consent.
    23.1  Consent of Arthur Anderson LLP.
    23.2  Consent of Choate, Hall  & Stewart (included in Exhibit
          5.1).
    25.1  Power of Attorney (part of Signature Page).
_________________________

* Filed as an exhibit to the registrant's Registration Statement on Form S-3 (No. 33-59471)
** Filed as  an exhibit  to the  registrant's Registration
   Statement on Form S-1 (No. 33-28399)